UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 25, 2017

(Date of earliest event reported: January 24, 2017)

American Renal Associates Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)

(978) 922-3080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2017, Jason M. Boucher was appointed Chief Accounting Officer and Treasurer of American Renal Associates Holdings, Inc. (the “Company”), in addition to his duties as the current Vice President of Finance.  In his new capacity, Mr. Boucher will assume certain of the duties and responsibilities previously held by Jonathan L. Wilcox, Chief Financial Officer, and John J. McDonough, the former Treasurer of the Company, respectively.

Mr. Boucher, age 45, has served as the Vice President of Finance at the Company since May, 2011 and has more than 20 years of accounting and finance experience spanning a number of roles, including Corporate Controller, Assistant Controller and Financial Reporting Manager. Mr. Boucher received his B.S. degree in Accounting from Plymouth State College and his M.B.A. from Suffolk University’s Sawyer School of Management.

Since the beginning of the Company's last fiscal year, there has been no transaction, and there is no currently proposed transaction, in which the Company was or is to be a participant, and in which Mr. Boucher had or will have a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: January 25, 2017	By:	/s/ Jonathan L. Wilcox
	Name:	Jonathan L. Wilcox
	Title:	Chief Financial Officer